Exhibit 99.1

                     STEELCASE REPORTS THIRD QUARTER RESULTS

           - NET INCOME UP 72%; INTERNATIONAL SEGMENT REVENUE UP 19% -

    GRAND RAPIDS, Mich., Dec. 18 /PRNewswire-FirstCall/ -- Steelcase Inc. (NYSE:
SCS) today reported revenue totaling $802.0 million for its third quarter of fiscal 2007. Revenue increased 6.8 percent compared to $750.7 million in the prior year quarter driven by strong growth of 19.2 percent in the International segment.

    As compared to the prior year, third quarter revenue included $9.9 million from currency translation and $9.8 from acquisitions. These items had the net effect of increasing revenue by 2.6 percent.

    Steelcase reported net income of $32.8 million, or $0.22 per share for the third quarter of fiscal 2007 driven by better than expected operating and non-operating performance. This compares to net income of $19.1 million, or $0.13 per share in the same quarter last year. The reported results for the current quarter were higher than company estimates of $0.14 to $0.19 per share.

    Included in third quarter results were net restructuring charges totaling $(3.6) million after-tax, in line with company expectations. The charges primarily related to facility rationalization in the company's North America segment. Net restructuring charges were $(4.6) million after-tax in the prior year quarter.

    "We are particularly pleased to recognize our International segment this quarter," said James P. Hackett, president and CEO. "The strength of its performance is not only a significant factor in the company's increased revenue but also signals the potential impact this segment can have moving forward."

    Cost of sales was reduced by 90 basis points to 68.5 percent in the third quarter, driven by a 290 basis point improvement in the International segment and a 170 basis point improvement in the North America segment. Volume was a key contributor to International's improved cost of sales while improved pricing yield and the benefits of prior restructuring actions contributed to the improvements in North America. Some of these improvements were offset by unfavorable shifts in business mix within the Steelcase Design Partnership segment.

    Gross margin, which includes restructuring costs, was 30.8 percent in the third quarter and improved 100 basis points from 29.8 percent in the same quarter last year.

    Operating expenses as a percent of revenue increased to 25.8 percent from
25.2 percent in the prior year. Higher variable compensation expense and investments in growth initiatives contributed to the increase.

    Reported operating income of $40.5 million, or 5.0 percent of revenue, improved from $32.7 million, or 4.4 percent of revenue in the prior year. Operating income without restructuring charges was $46.2 million, or 5.7 percent of revenue in the current quarter compared to $40.0 million, or 5.4 percent of revenue in the prior year.

    Other income, net increased by $11.3 million driven primarily by higher interest income and a gain on the completion of a dealer ownership transition.

    The company has reduced its year-to-date effective tax rate to 36.4%. As a result, the effective tax rate for the quarter decreased to 33.5%.

    Cash decreased to $525.0 million from $707.0 million at the end of the previous quarter reflecting $250.0 million of cash used to redeem term notes scheduled to mature in November 2006. Net of the redemption payment, total cash and cash equivalents increased by $68.0 million. Debt at the end of the quarter was $256.1 million. As part of its share repurchase authorization, Steelcase repurchased 592,000 shares in the third quarter at a total cost of $9.7 million.

    Year to date, net income almost doubled to $77.6 million from $39.6 million for the same period last year.

    "Our third quarter earnings per share is at its highest point in six years, which sustains our enthusiasm over the company's performance," said David C. Sylvester, chief financial officer. "These results would not be possible without the passion for continual improvement exemplified by all of our employees. Our balance sheet continues to strengthen and we will continue to focus intently on expense control and revenue growth."

    Outlook

    Steelcase expects fourth quarter revenue to increase 4 to 8 percent over the prior year quarter. International order rates remained strong throughout the third quarter. North America orders rates improved from unseasonably low levels in August and backlog rebounded by the end of the quarter.

    Steelcase expects to report earnings between $0.14 and $0.19 per share in the fourth quarter and estimates after-tax restructuring charges of $(2) to $(4) million in the fourth quarter. The earnings estimate includes a projected net income impact of $0.02 per share related to the anticipated extension of the U.S. Research tax credit. The company reported earnings of $0.06 per share in the fourth quarter of the prior year.

    The company has updated its three-year plan and continues to target gross margins of 35 percent, operating expenses of 25 percent and operating income of 10 percent of revenue.

    Mr. Hackett concluded, "We are demonstrating that changes to our industrial model have enabled us to sustain and improve profits despite moderating growth. We expect to build on this momentum as we intensify our attention on growth initiatives within our newly re-defined organizational units."

                            Business Segment Results
                                  (in millions)


                            Third Quarter                                Year-To-Date
                         Three Months Ended                           Nine Months Ended
                      -------------------------                    -------------------------
                       Nov. 24,       Nov. 25,                      Nov. 24,       Nov. 25,
                         2006           2005          % Inc.          2006           2005         % Inc.
                      ----------     ----------     ----------     ----------     ----------    ----------
Revenue
North America (1)     $    434.9     $    433.0            0.4%    $  1,305.8     $  1,214.3           7.5%
International (2)          199.6          167.4           19.2%         526.0          465.2          13.1%
Steelcase Design
 Partnership(3)             95.3           86.8            9.8%         270.1          255.5           5.7%
Other (4)                   72.2           63.5           13.7%         217.1          194.6          11.6%
                      ----------     ----------                    ----------     ----------
  Consolidated
   Revenue            $    802.0     $    750.7            6.8%    $  2,319.0     $  2,129.6           8.9%
                      ==========     ==========                    ==========     ==========

Operating Income
North America         $     21.4     $     19.5                    $     79.6     $     54.1
International               15.8            6.6                          20.0           (0.1)
Steelcase Design
 Partnership                 9.5           10.0                          25.0           26.2
Other                       (6.2)          (3.4)                        (13.7)          (7.0)
                      ----------     ----------                    ----------     ----------
  Consolidated
   Operating Incom    $     40.5     $     32.7                    $    110.9     $     73.2
                      ==========     ==========                    ==========     ==========
Operating Income
 Percent                     5.0%           4.4%           0.6%           4.8%           3.4%          1.4%

    Business Segment Footnotes

    (1) North America business segment includes the company's Steelcase and Turnstone brands, consolidated dealers in the U.S. and Canada, and services.

    (2) International business segment includes all manufacturing and sales operations outside the U.S. and Canada.

    (3) Steelcase Design Partnership business segment includes Brayton, The Designtex Group, Details, Metro and Vecta.

    (4) Other includes Steelcase Financial Services, PolyVision, IDEO subsidiaries, other ventures and unallocated corporate expenses.

                           Non-GAAP Financial Measures

                                 Steelcase Inc.

                                                    Three Months Ended
                                    --------------------------------------------------
                                       November 24, 2006          November 25, 2005
                                    -----------------------    -----------------------
Revenue                             $    802.0        100.0%   $    750.7        100.0%
Cost of sales                            549.2         68.5         521.1         69.4
Restructuring costs                        5.5          0.7           5.9          0.8
                                    ----------   ----------    ----------   ----------
  Gross margin                           247.3         30.8         223.7         29.8
Operating expenses                       206.6         25.8         189.6         25.2
Restructuring costs                        0.2           --           1.4          0.2
                                    ----------   ----------    ----------   ----------
  Operating income                  $     40.5          5.0%   $     32.7          4.4%
                                    ==========   ==========    ==========   ==========
Gross Margin, as reported           $    247.3         30.8%   $    223.7         29.8%
Restructuring Charges                      5.5          0.7           5.9          0.8
                                    ----------   ----------    ----------   ----------
Gross Margin, excluding
 restructuring charges              $    252.8         31.5%   $    229.6         30.6%
                                    ==========   ==========    ==========   ==========
Operating Income, as reported       $     40.5          5.0%   $     32.7          4.4%
Restructuring Charges                      5.7          0.7           7.3          1.0
                                    ----------   ----------    ----------   ----------
Operating Income, excluding
 restructuring charges              $     46.2          5.7%   $     40.0          5.4%
                                    ==========   ==========    ==========   ==========

                                                     Nine Months Ended
                                    --------------------------------------------------
                                       November 24, 2006          November 25, 2005
                                    -----------------------    -----------------------
Revenue                             $  2,319.0        100.0%   $  2,129.6        100.0%
Cost of sales                          1,593.2         68.7       1,469.8         69.0
Restructuring costs                       14.1          0.6          22.2          1.1
                                    ----------   ----------    ----------   ----------
  Gross margin                           711.7         30.7         637.6         29.9
Operating expenses                       600.5         25.9         558.8         26.2
Restructuring costs                        0.3           --           5.6          0.3
                                    ----------   ----------    ----------   ----------
  Operating income                  $    110.9          4.8%   $     73.2          3.4%
                                    ==========   ==========    ==========   ==========
Gross Margin, as reported           $    711.7         30.7%   $    637.6         29.9%
Restructuring Charges                     14.1          0.6          22.2          1.1
                                    ----------   ----------    ----------   ----------
Gross Margin, excluding
  restructuring charges             $    725.8         31.3%   $    659.8         31.0%
                                    ==========   ==========    ==========   ==========
Operating Income, as reported       $    110.9          4.8%   $     73.2          3.4%
Restructuring Charges                     14.4          0.6          27.8          1.4
                                    ----------   ----------    ----------   ----------
Operating Income, excluding
  restructuring charges             $    125.3          5.4%   $    101.0          4.8%
                                    ==========   ==========    ==========   ==========

North America

                                                    Three Months Ended
                                    --------------------------------------------------
                                       November 24, 2006          November 25, 2005
                                    -----------------------    -----------------------
Revenue                             $    434.9        100.0%   $    433.0        100.0%
Cost of sales                            308.0         70.8         314.0         72.5
Restructuring costs                        5.2          1.2           4.0          0.9
                                    ----------   ----------    ----------   ----------
  Gross margin                           121.7         28.0         115.0         26.6
Operating expenses                       100.3         23.1          95.5         22.1
                                    ----------   ----------    ----------   ----------
  Operating income                  $     21.4          4.9%   $     19.5          4.5%
                                    ==========   ==========    ==========   ==========
Gross Margin, as reported           $    121.7         28.0%   $    115.0         26.6%
Restructuring Charges                      5.2          1.2           4.0          0.9
                                    ----------   ----------    ----------   ----------
Gross Margin, excluding
  restructuring charges             $    126.9         29.2%   $    119.0         27.5%
                                    ==========   ==========    ==========   ==========
Operating Income, as reported       $     21.4          4.9%   $     19.5          4.5%
Restructuring Charges                      5.2          1.2           4.0          0.9
                                    ----------   ----------    ----------   ----------
Operating Income, excluding
  restructuring charges             $     26.6          6.1%   $     23.5          5.4%
                                    ==========   ==========    ==========   ==========


                                                   Nine Months Ended
                                    -----------------------    -----------------------
                                       November 24, 2006          November 25, 2005
                                    -----------------------    -----------------------
Revenue                             $  1,305.8        100.0%   $  1,214.3        100.0%
Cost of sales                            926.5         71.0         873.9         72.0
Restructuring costs                       10.8          0.8          14.9          1.2
                                    ----------   ----------    ----------   ----------
  Gross margin                           368.5         28.2         325.5         26.8
Operating expenses                       288.9         22.1         271.4         22.3
                                    ----------   ----------    ----------   ----------
  Operating income                  $     79.6          6.1%   $     54.1          4.5%
                                    ==========   ==========    ==========   ==========
Gross Margin, as reported           $    368.5         28.2%   $    325.5         26.8%
Restructuring Charges                     10.8          0.8          14.9          1.2
                                    ----------   ----------    ----------   ----------
Gross Margin, excluding
  restructuring charges             $    379.3         29.0%   $    340.4         28.0%
                                    ==========   ==========    ==========   ==========
Operating Income, as reported       $     79.6          6.1%   $     54.1          4.5%
Restructuring Charges                     10.8          0.8          14.9          1.2
                                    ----------   ----------    ----------   ----------
Operating Income, excluding
  restructuring charges             $     90.4          6.9%   $     69.0          5.7%
                                    ==========   ==========    ==========   ==========

International

                                                    Three Months Ended
                                    --------------------------------------------------
                                       November 24, 2006          November 25, 2005
                                    -----------------------    -----------------------
Revenue                             $    199.6        100.0%   $    167.4        100.0%
Cost of sales                            131.2         65.7         114.8         68.6
Restructuring costs                        0.3          0.2            --           --
                                    ----------   ----------    ----------   ----------
  Gross margin                            68.1         34.1          52.6         31.4
Operating expenses                        52.2         26.1          44.6         26.7
Restructuring costs                        0.1          0.1           1.4          0.8
                                    ----------   ----------    ----------   ----------
  Operating income                  $     15.8          7.9%   $      6.6          3.9%
                                    ==========   ==========    ==========   ==========
Gross Margin, as reported           $     68.1         34.1%   $     52.6         31.4%
Restructuring Charges                      0.3          0.2            --           --
                                    ----------   ----------    ----------   ----------
Gross Margin, excluding
  restructuring charges             $     68.4         34.3%   $     52.6         31.4%
                                    ==========   ==========    ==========   ==========
Operating Income, as reported       $     15.8          7.9%   $      6.6          3.9%
Restructuring Charges                      0.4          0.3           1.4          0.8
                                    ----------   ----------    ----------   ----------
Operating Income, excluding
  restructuring charges             $     16.2          8.2%   $      8.0          4.7%
                                    ==========   ==========    ==========   ==========

                                                     Nine Months Ended
                                    ---------------------------------------------------
                                       November 24, 2006          November 25, 2005
                                    -----------------------    ------------------------
Revenue                             $    526.0        100.0%   $    465.2         100.0%
Cost of sales                            352.0         66.9         320.0          68.8
Restructuring costs                        3.3          0.6           5.3           1.1
                                    ----------   ----------    ----------    ----------
  Gross margin                           170.7         32.5         139.9          30.1
Operating expenses                       150.6         28.7         134.2          28.9
Restructuring costs                        0.1           --           5.8           1.2
                                    ----------   ----------    ----------    ----------
  Operating income (loss)           $     20.0          3.8%   $     (0.1)          0.0%
                                    ==========   ==========    ==========    ==========
Gross Margin, as reported           $    170.7         32.5%   $    139.9          30.1%
Restructuring Charges                      3.3          0.6           5.3           1.1
                                    ----------   ----------    ----------    ----------
Gross Margin, excluding
  restructuring charges             $    174.0         33.1%   $    145.2          31.2%
                                    ==========   ==========    ==========    ==========
Operating Income (Loss), as reported$     20.0          3.8%   $     (0.1)          0.0%
Restructuring Charges                      3.4          0.6          11.1           2.3
                                    ----------   ----------    ----------    ----------
Operating Income, excluding
  restructuring charges             $     23.4          4.4%   $     11.0           2.3%
                                    ==========   ==========    ==========    ==========

Steelcase Design Partnership

                                                    Three Months Ended
                                    --------------------------------------------------
                                       November 24, 2006          November 25, 2005
                                    -----------------------    -----------------------
Revenue                             $     95.3        100.0%   $     86.8        100.0%
Cost of sales                             61.8         64.8          53.7         61.9
                                    ----------   ----------    ----------   ----------
  Gross margin                            33.5         35.2          33.1         38.1
Operating expenses                        23.9         25.1          23.1         26.6
Restructuring charges                      0.1          0.1            --           --
                                    ----------   ----------    ----------   ----------
  Operating income                  $      9.5         10.0%   $     10.0         11.5%
                                    ==========   ==========    ==========   ==========
Gross Margin, as reported           $     33.5         35.2%   $     33.1         38.1%
Restructuring Charges                       --           --            --           --
                                    ----------   ----------    ----------   ----------
Gross Margin, excluding
  restructuring charges             $     33.5         35.2%   $     33.1         38.1%
                                    ==========   ==========    ==========   ==========
Operating Income, as reported       $      9.5         10.0%   $     10.0         11.5%
Restructuring Charges                      0.1          0.1            --           --
                                    ----------   ----------    ----------   ----------
Operating Income, excluding
  restructuring charges             $      9.6         10.1%   $     10.0         11.5%
                                    ==========   ==========    ==========   ==========

                                                     Nine Months Ended
                                    --------------------------------------------------
                                       November 24, 2006          November 25, 2005
                                    -----------------------    -----------------------
Revenue                             $    270.1        100.0%   $    255.5        100.0%
Cost of sales                            171.8         63.6         157.9         61.8
                                    ----------   ----------    ----------   ----------
  Gross margin                            98.3         36.4          97.6         38.2
Operating expenses                        73.1         27.0          71.4         27.9
Restructuring charges                      0.2          0.1            --           --
                                    ----------   ----------    ----------   ----------
  Operating income                  $     25.0          9.3%   $     26.2         10.3%
                                    ==========   ==========    ==========   ==========

Gross Margin, as reported           $     98.3         36.4%   $     97.6         38.2%
Restructuring Charges                       --           --            --           --
                                    ----------   ----------    ----------   ----------
Gross Margin, excluding
  restructuring charges             $     98.3         36.4%   $     97.6         38.2%
                                    ==========   ==========    ==========   ==========

Operating Income, as reported       $     25.0          9.3%   $     26.2         10.3%
Restructuring Charges                      0.2          0.1            --           --
                                    ----------   ----------    ----------   ----------
Operating Income, excluding
  restructuring charges             $     25.2          9.4%   $     26.2         10.3%
                                    ==========   ==========    ==========   ==========

    Webcast

    Steelcase will discuss third quarter fiscal 2007 results and business outlook on a conference call and webcast at 11:00 a.m. EST today. Links to the webcast are available at http://www.steelcase.com/ir . Related presentation slides will be available on the company's website shortly before the start of the webcast.

    Non-GAAP Financial Measures

    This earnings release contains certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the company. Pursuant to the requirements of Regulation G, the company has provided a reconciliation above of non-GAAP financial measures to the most directly comparable GAAP financial measure.

    The non-GAAP financial measures used within the company's earnings release are: third quarter and nine months year-to-date consolidated gross margin, excluding restructuring costs for the current and prior year in dollars and as a percent of revenue; and third quarter and nine months year-to-date operating income, excluding restructuring costs for the current and prior year in dollars and as a percent of revenue, on a consolidated basis and for each business segment. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Therefore, management believes this information is also useful for investors.

    Forward-looking Statements

    From time to time, in written and oral statements, the company discusses its expectations regarding future events and its plans and objectives for future operations. These forward-looking statements generally are accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from the company's expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters and other Force Majeure events; changes in the legal and regulatory environment; restructuring activities; currency fluctuations; changes in customer demands; and the other risks and contingencies detailed in the company's most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Steelcase undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

    About Steelcase Inc.

    Steelcase, the global leader in the office furniture industry, helps people have a better work experience by providing products, services and insights into the ways people work. The company designs and manufactures architecture, furniture and technology products. Founded in 1912 and headquartered in Grand Rapids, Michigan, Steelcase (NYSE: SCS) serves customers through a network of more than 800 independent dealers and approximately 13,000 employees worldwide. Fiscal 2006 revenue was $2.9 billion. Learn more at http://www.steelcase.com .

                                 STEELCASE INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                      (in millions, except per share data)

                                             Three Months Ended          Nine Months Ended
                                          ------------------------    ------------------------
                                           Nov. 24,      Nov. 25,      Nov. 24,      Nov. 25,
                                             2006          2005          2006          2005
                                          ----------    ----------    ----------    ----------
Revenue                                   $    802.0    $    750.7    $  2,319.0    $  2,129.6
Cost of sales                                  549.2         521.1       1,593.2       1,469.8
Restructuring costs                              5.5           5.9          14.1          22.2
                                          ----------    ----------    ----------    ----------
  Gross margin                                 247.3         223.7         711.7         637.6
Operating expenses                             206.6         189.6         600.5         558.8
Restructuring costs                              0.2           1.4           0.3           5.6
                                          ----------    ----------    ----------    ----------
  Operating income                              40.5          32.7         110.9          73.2
Interest expense                                (5.1)         (4.2)        (14.3)        (13.8)
Other income, net                               13.9           2.6          25.5           4.5
                                          ----------    ----------    ----------    ----------
  Income before income taxes                    49.3          31.1         122.1          63.9
Income tax expense                              16.5          12.0          44.5          24.3
                                          ----------    ----------    ----------    ----------
  Net income                              $     32.8    $     19.1    $     77.6    $     39.6
                                          ==========    ==========    ==========    ==========
Basic and diluted per share data:
  Earnings                                $     0.22    $     0.13    $     0.52    $     0.27
                                          ==========    ==========    ==========    ==========
Dividends declared per common share       $     0.12    $     0.09    $     0.32    $     0.24
                                          ==========    ==========    ==========    ==========
Weighted average shares outstanding -
 basic                                         148.1         148.3         148.9         148.2
                                          ==========    ==========    ==========    ==========
Weighted average shares outstanding -
 diluted                                       149.2         148.7         150.3         148.6
                                          ==========    ==========    ==========    ==========

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (in millions)

                                                          Nov. 24,      Feb. 24,
                                                            2006          2006
                                                         ----------    ----------
                        ASSETS
Current assets:
  Cash and cash equivalents                              $    525.0    $    423.8
  Accounts receivable, net                                    398.1         381.9
  Inventories                                                 159.7         147.9
  Deferred income taxes                                        57.0          80.3
  Other current assets                                         87.4          94.2
                                                         ----------    ----------
      Total current assets                                  1,227.2       1,128.1
                                                         ----------    ----------
Property and equipment, net                                   476.6         524.8
Company owned life insurance                                  204.9         196.6
Deferred income taxes                                         162.7         154.6
Goodwill                                                      216.1         211.1
Other intangible assets, net of
 accumulated amortization                                      75.8          73.7
Other assets                                                   59.8          55.6
                                                         ----------    ----------
      Total assets                                       $  2,423.1    $  2,344.5
                                                         ==========    ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                       $    226.6    $    189.6
  Short-term borrowings and current
   portion of long-term debt                                    6.0         261.8
  Accrued expenses:
    Employee compensation                                     134.8         127.9
    Employee benefit plan obligations                          30.1          34.1
    Other                                                     236.3         222.8
                                                         ----------    ----------
      Total current liabilities                               633.8         836.2
                                                         ----------    ----------
Long-term liabilities:
  Long-term debt less current maturities                      250.1           2.2
  Employee benefit plan obligations                           237.0         239.7
  Other long-term liabilities                                  68.7          61.5
                                                         ----------    ----------
      Total long-term liabilities                             555.8         303.4
                                                         ----------    ----------
      Total liabilities                                     1,189.6       1,139.6
                                                         ----------    ----------
Shareholders' equity:
  Common stock                                                290.3         309.9
  Additional paid in capital                                    5.9           3.4
  Accumulated other comprehensive loss                        (26.2)        (39.1)
  Deferred compensation - restricted stock                        -          (3.1)
  Retained earnings                                           963.5         933.8
                                                         ----------    ----------
      Total shareholders' equity                            1,233.5       1,204.9
                                                         ----------    ----------
      Total liabilities and
       shareholders' equity                              $  2,423.1    $  2,344.5
                                                         ==========    ==========

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                                  (in millions)

                                                             Nine Months Ended
                                                         ------------------------
                                                          Nov. 24,      Nov. 25,
                                                            2006          2005
                                                         ----------    ----------
                                                               (Unaudited)
OPERATING ACTIVITIES
Net income                                               $     77.6    $     39.6
Depreciation and amortization                                  77.6          91.1
Deferred income taxes                                          23.7           5.3
Changes in operating assets and liabilities,
 net of corporate acquisitions                                  9.8         (48.9)
Excess tax benefit from exercise of stock
 options and vesting of restricted stock                       (2.2)            -
Other, net                                                      5.9           5.9
                                                         ----------    ----------
Net cash provided by operating activities                     192.4          93.0
                                                         ----------    ----------
INVESTING ACTIVITIES
Capital expenditures                                          (33.9)        (54.0)
Short-term investments, liquidations                              -         131.6
Acquisitions, net of cash acquired                            (13.6)         (6.2)
Net (increase) decrease in notes receivable                     8.9          (2.3)
Proceeds from the disposal of fixed assets                      8.1          23.8
Net proceeds from repayment of leases                           7.8          13.6
Other, net                                                      3.1           4.3
                                                         ----------    ----------
Net cash (used in) provided by investing activities           (19.6)        110.8
                                                         ----------    ----------
FINANCING ACTIVITIES
Issuance of long-term debt, net                               249.3             -
Repayments of long-term debt                                 (251.9)        (54.1)
Repayments of lines of credit, net                             (6.2)         (2.7)
Dividends paid                                                (47.9)        (35.7)
Common stock issuances                                         11.5           3.9
Common stock repurchases                                      (32.2)         (3.4)
Excess tax benefit from exercise of stock
 options and vesting of restricted stock                        2.2             -
                                                         ----------    ----------
Net cash used in financing activities                         (75.2)        (92.0)
                                                         ----------    ----------
Effect of exchange rate changes on cash
 and cash equivalents                                           3.6           3.2
                                                         ----------    ----------
Net increase in cash and cash equivalents                     101.2         115.0
Cash and cash equivalents, beginning of period                423.8         216.6
                                                         ----------    ----------
Cash and cash equivalents, end of period                 $    525.0    $    331.6
                                                         ==========    ==========

SOURCE  Steelcase Inc.
    -0-                             12/18/2006
    /CONTACT:  Investor Contact: Raj Mehan, Investor Relations,
+1-616-698-4734, or Media Contact: Jeanine Holquist, Public Relations, +1-616-698-3765, both of Steelcase Inc./
    /First Call Analyst: /
    /FCMN Contact: tferris@steelcase.com /
    /Web site:  http://www.steelcase.com
                http://www.steelcase.com/ir /
    (SCS)